Exhibit 99.1
Electric City Corp. Reports 2005 Year End Results
Company Reports Strong Revenue Growth and Provides Overview of Future Direction
ELK GROVE VILLAGE, IL, March 21, 2006 — Electric City Corporation (AMEX: ELC), a developer, manufacturer and integrator of energy savings technologies, negative power systems and building automation systems, today announced its results for the year ended December 31, 2005. The Company reported a net loss of $6,872,738 on sales of $4,854,772 for the twelve months ended December 31, 2005, as compared to a net loss of $5,159,362 on sales of $2,412,635 for the twelve months ended December 31, 2004. The loss available to common shareholders for 2005 was $8,724,083 or $0.18 per share, versus a loss of $9,798,621 or $0.25 per share for 2004. The 2005 results include an impairment loss on goodwill of $242,830 related to its Building Controls and Automation business.
“During the 2005 calendar year Electric City continued to establish itself as a leading provider of energy savings technologies and developer of demand response systems,” stated Mr. David Asplund, Electric City’s CEO. “The Company’s focus entering 2005 was to gain greater customer penetration for the EnergySaver™ technology, expand and grow product offerings and energy saving solutions for customers while continuing to grow our utility sponsored programs. These initiatives resulted in a doubling of our revenue while at the same time established a solid foundation to continue to build the business.”
“During the year Electric City continued to sign EnergySaver™ users like Nestle USA, Nissan, Exel Logistics and Fisher Scientific to add to a growing list of national, well-respected customers under the VNPP program. As the year progressed, customers became more familiar and comfortable with the technology, and some opted to become direct buyers to capture all of the economic benefits of the EnergySaver™ through direct capital purchases. This contributed to a 200% increase in our direct EnergySaver™ sales during 2005. As we grew revenues and the number of customers, we continued to work towards establishing new programs with other utilities in both the United States and Canada. Late last year we announced an agreement with Enersource to develop our VNPP demand response system for the Ontario utility. This initial program is a direct purchase by the utility and demonstrates the flexibility under which we can deploy future demand response systems.”
“Although our sales increased, our losses also increased by 33% to $6.9 million,” continued Mr. Asplund. “Virtually all of this increase was due to the strategic acquisition and integration of Maximum Performance Group (MPG), which was completed by the end of the year. Adding MPG and its patented commercial and industrial HVAC technologies in 2005 allowed us to offer multi-line energy reduction solutions to our collective customers. Since the acquisition, MPG has landed projects with prestigious customers like Modell’s Sporting Goods, PC Richard and Son, and most recently the Memorial Sloan-Kettering Cancer Center to its existing group of clients. In addition, MPG brought into Electric City a group of experienced sales engineers, gave us an important presence in strategic geographical areas with offices in New York and California, and more importantly, provided us with a platform of energy saving technologies that significantly expanded our target market.”
“After my recent appointment to the CEO position and with the help of Electric City’s COO, Len Pisano, CFO Jeff Mistarz and one of our new Directors, Dan Parke, a considerable amount of time was spent reviewing the Company’s sales and marketing strategies, its organization and its financial situation. The review was necessary to address our weaknesses and enhance our strengths in order to accelerate Company growth and profitability. The review left us extremely excited about the Company prospects and confirmed the overwhelming opportunities in our marketplace for 2006 and well beyond.”
“From an operations perspective, we moved to accelerate the process of fully integrating MPG with Electric City to ensure we are better positioned to take advantage of our collective sales force and our strategic geographic presence. In addition, we saw opportunities to expand our product offering by adding lighting retrofits to complement the use of the eMAC and EnergySaver technologies. This expanded opportunity has led us to take the steps necessary to increase our sales operations. As the need for investment into energy efficiency continues to increase throughout North America, our sales team needs to be able to reach those organizations in a timely competitive manner. We further realized that we had to better leverage our technologies and relationships with customers, utilities and regulators to enhance the value of our utility sponsored programs. While demand response remains an important component of our business, the recent rise in energy and electricity rates has caused customers to begin to embrace energy efficiency solutions, especially when offered through utility and government sponsored incentive programs. As a result, we have already held discussions with our utility partners as to how we can expand our utility agreements to include direct sales opportunities similar to our Enersource and Excel Energy model.”
“As we enhance our operations to grow our revenues, we are also continuing to search for ways to reduce costs. We are therefore in the process of selling Great Lakes, a non–core competency division, eliminating redundant operations, leveraging the synergies available as a result of the acquisition of MPG and cutting our headcount by 12%, resulting in a 14% cut in payroll.”
“To help lead and guide us into the future, over the last couple of months we have also greatly enhanced the makeup of our board of directors by adding business leaders and entrepreneurs with significant experience and skill sets including executive leadership, sales and marketing, operations, energy, conservation, finance and investment banking, all necessary to help Electric City grow and succeed in the years to come.”
“We are very excited about our future prospects. Rising energy prices will continue to force every business to find ways to reduce, control and monitor their energy consumption. Lighting, heating and air conditioning account for roughly two-thirds of all energy usage by most commercial and industrial consumers. Therefore, we feel we are in the right place at the right time with the right technologies to capitalize on the significant investment we see coming in energy efficiency and demand response by corporate customers and utilities,” concluded Mr. Asplund.
A full analysis of the 2005 results are available in the Company’s 10-K, which is available on the Company’s website at www.elccorp.com or on Edgar.
About Electric City Corp.
Electric City is a developer, manufacturer and integrator of energy savings technologies. Electric City is comprised of three integrated operating companies that bring their extensive experience and technologies together to provide customers with total energy solutions. Electric City is based in Elk Grove Village, Illinois and is traded on the American Stock Exchange under the symbol ELC. Additional information is available at the Company’s website at www.elccorp.com or by calling 847-437-1666.
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Electric City Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Electric City’s current expectations about its future results, performance, prospects and opportunities. Electric City has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Electric City and are subject to a number of risks, uncertainties and other factors that could cause Electric City’s actual results, performance, prospects or opportunities in the remainder of 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements, and are subject to the risks referenced in Electric City’s current Annual Report on form 10-K or as may be described from time to time in Electric City’s subsequent SEC filings.